Exhibit 99.1

Frontier Reports Third-Quarter 2023 Results

•	Reported year-over-year consumer revenue growth for the first time as a new public company, powered by accelerating fiber revenue growth
•	Delivered fastest year-over-year EBITDA growth in more than six years

DALLAS, Texas, Nov. 1, 2023 -- Frontier Communications Parent, Inc. (NASDAQ: FYBR) (“Frontier”) reported third-quarter 2023 results today.

“We delivered another strong quarter of operational results, with our first consumer revenue increase as a new public company, and an acceleration in our EBITDA growth,” said Nick Jeffery, President and Chief Executive Officer of Frontier. “This quarter’s strong results continue to show how every day, with every new fiber customer, we become a more valuable business.”

“Our strong progress over the last two years gives me even more confidence that our strategy will create long-term, material value for our shareholders. We are Building Gigabit America to meet the connectivity needs of our customers and I am very excited about the tremendous opportunity ahead.”

Third-Quarter 2023 Highlights1

•	Passed 332,000 new fiber locations
•	Added 79,000 fiber broadband customers, resulting in fiber broadband customer growth of 19% year-over-year
•	Revenue of $1.44 billion, net income of $11 million and Adjusted EBITDA of $526 million
•	Capital expenditures of $671 million, including $143 million of non-subsidy-related build capital expenditures and $25 million of subsidy-related build capital expenditures
•	Net cash from operations of $383 million driven by strong operating performance and increased focus on working capital management
•	Achieved annualized run-rate cost savings of $484 million
•	Completed $2.1 billion of fiber securitization transactions in August 2023
•	Announced corporate headquarters relocation to Dallas, Texas

Third-Quarter 2023 Consolidated Financial Results2

•	Revenue of $1.44 billion decreased 0.6% year-over-year as growth in fiber-based products was offset by declines in copper-based products
•	Operating income of $114 million and net income of $11 million

1 Adjusted EBITDA is a non-GAAP measure of performance. See “Non-GAAP Measures” for a description of this measure and its calculation. See Schedule A for a reconciliation of Adjusted EBITDA to net income.
2 Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures of performance. See “Non-GAAP Measures” for a description of these measures and their calculation. See Schedule A for a reconciliation of Adjusted EBITDA to net income.

•	Adjusted EBITDA of $526 million increased 3.5% year-over-year, as revenue declines were offset by lower content expenses and cost-savings
•	Adjusted EBITDA margin of 36.6% increased from 35.2% in the third quarter of 2022
•	Capital expenditures of $671 million decreased from $772 million in the third quarter of 2022, primarily due to lower pre-work capital spent to pass new fiber locations

Third-Quarter 2023 Consumer Results

•	Consumer revenue of $787 million increased 0.3% year-over-year as strong growth in fiber broadband was substantially offset by declines in copper products
•	Consumer fiber revenue of $479 million increased 13.0% year-over-year as growth in broadband, voice, and other offset declines in video
•	Consumer fiber broadband revenue of $340 million increased 22.3% year-over-year driven by growth in fiber broadband customers and ARPU
•	Consumer fiber broadband customer net additions of 75,000 resulted in consumer fiber broadband customer growth of 19.6% year-over-year
•	Consumer fiber broadband customer churn of 1.47% decreased from 1.60% in the third quarter of 2022
•	Consumer fiber broadband ARPU of $64.49 increased 2.4% year-over-year, due to increased customer in-take ARPU and annual price increases

Third-Quarter 2023 Business and Wholesale Results

•	Business and wholesale revenue of $634 million decreased 1.1% year-over-year as growth in fiber was offset by declines in copper
•	Business and wholesale fiber revenue of $281 million increased 5.2% year-over-year as growth in data and voice was partly offset by declines in other
•	Business fiber broadband customer net additions of 4,000 resulted in business fiber broadband customer growth of 12.5% year-over-year
•	Business fiber broadband customer churn of 1.26% decreased from 1.36% in the third quarter of 2022
•	Business fiber broadband ARPU of $101.36 decreased 5.5% year-over-year

Capital Structure3

At September 30, 2023, Frontier had total liquidity of $3.4 billion, including a cash and short-term investments balance of approximately $2.2 billion, $0.7 billion of available borrowing capacity on its revolving credit facility, and $0.5 billion of available borrowing capacity on its variable funding notes facility, subject to customary drawing conditions. Frontier’s net leverage ratio on September 30, 2023 was approximately 4.3x. Frontier has no long-term debt maturities prior to 2027.

2023 Outlook4

Frontier today updated interest expense guidance, while reaffirming all other operational and financial expectations for 2023.

3 Net leverage ratio is a non-GAAP measure. See “Non-GAAP Measures” and the condensed consolidated balance sheet data contained herein for a description and calculation of net leverage ratio.
4 The operational and financial guidance expectations for 2023 comprise forward-looking statements related to future events.  See “Forward-Looking Statements” below.  Projected GAAP financial measures and reconciliations of projected non-GAAP financial measures are not provided herein because such GAAP financial measures are not available on a forward-looking basis and such reconciliations could not be derived without unreasonable effort.

 Frontier’s guidance for the full year 2023 is:

Unchanged from Prior Guidance

•	Adjusted EBITDA of $2.11 - $2.16 billion
•	New fiber passings of 1.3 million
•	Cash capital expenditures of $3.00 - $3.20 billion
•	Cash taxes of approximately $20 million
•	Pension and OPEB expense of approximately $50 million (net of capitalization)
•	Cash pension and OPEB contributions of approximately $125 million

Changes to Guidance

•	Net cash interest payments of approximately $700 million, an increase from prior guidance of $655 million, reflecting the $1.6 billion of debt raised in August 2023

Conference Call Information

As previously announced, Frontier will host a conference call with the financial community to discuss third-quarter 2023 results today, November 1, 2023, beginning at 8:30 a.m. Eastern Time.

The conference call webcast and presentation materials are accessible through Frontier’s Investor Relations website and will remain archived at this location.

Investor Contact	Media Contact

Spencer Kurn	Chrissy Murray
SVP, Investor Relations	VP, Corporate Communications
+1 401-225-0475	+1 504-952-4225
spencer.kurn@ftr.com	chrissy.murray@ftr.com\

About Frontier

Frontier (NASDAQ: FYBR) is the largest pure-play fiber provider in the U.S. Driven by our purpose, Building Gigabit America®, we deliver blazing-fast broadband connectivity that unlocks the potential of millions of consumers and businesses.  For more information, visit www.frontier.com.

Non-GAAP Financial Measures

Frontier uses certain non-GAAP financial measures in evaluating its performance, including EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, operating free cash flow, adjusted operating expenses, and net leverage ratio, each of which is described below. Management uses these non-GAAP financial measures internally to (i) assist in analyzing Frontier's underlying financial performance from period to period, (ii) analyze and evaluate strategic and operational decisions, (iii) establish criteria for compensation decisions, and (iv) assist in the understanding of Frontier's ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding Frontier’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide a more comprehensive view of Frontier’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation, and planning decisions, and (iii) present measurements that investors and rating agencies have indicated to management are useful to them in assessing Frontier and its results of operations.

A reconciliation of these measures to the most comparable financial measures calculated and presented in accordance with GAAP is included in the accompanying tables. These non-GAAP financial measures are not measures of financial performance or liquidity under GAAP, nor are they alternatives to GAAP measures, and they may not be comparable to similarly titled measures of other companies.

EBITDA is defined as net income (loss) less income tax expense (benefit), interest expense, investment and other income (loss), pension settlement costs, reorganization items, and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenue.

Adjusted EBITDA is defined as EBITDA, as described above, adjusted to exclude certain pension/OPEB expenses, restructuring costs and other charges, stock-based compensation, and certain other non-recurring items. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by total revenue.

Management uses EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin to assist it in comparing performance from period to period and as measures of operational performance. Management believes that these non-GAAP measures provide useful information for investors in evaluating Frontier’s operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, among other factors, these non-GAAP financial measures have certain shortcomings. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Management defines operating free cash flow as net cash provided from operating activities less capital expenditures. Management uses operating free cash flow to assist it in comparing liquidity from period to period and to obtain a more comprehensive view of Frontier’s core operations and ability to generate cash flow. Management believes that this non-GAAP measure is useful to investors in evaluating cash available to service debt and pay dividends. This non-GAAP financial measure has certain shortcomings; it does not represent the residual cash flow available for discretionary expenditures, as items such as debt repayments are not deducted in determining such measure. Management compensates for these shortcomings by utilizing this non-GAAP financial measure in conjunction with the comparable GAAP financial measure.

Adjusted operating expenses is defined as operating expenses adjusted to exclude depreciation and amortization, restructuring and other charges, certain pension/OPEB expenses, stock-based compensation, and certain other non-recurring items. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s performance.

Net leverage ratio is calculated as net debt (total debt less cash and cash equivalents and short-term investments) divided by Adjusted EBITDA for the most recent four quarters. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s debt levels.

The information in this press release should be read in conjunction with the financial statements and footnotes contained in Frontier’s documents filed with the U.S. Securities and Exchange Commission (the “SEC”).

 Forward-Looking Statements

This release contains "forward-looking statements" related to future events, including our 2023 outlook and guidance. Forward-looking statements address our expectations or beliefs concerning future events, including, without limitation, our outlook with respect to future operating and financial performance, expected results from our implementation of strategic and cost savings initiatives, planned financings, capital expenditures, taxes, pension and OPEB obligations, and our ability to comply with the covenants in the agreements governing our indebtedness and other matters. These statements are made on the basis of management’s views and assumptions, as of the time the statements are made, regarding future events and performance and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. A wide range of factors could materially affect future developments and performance, including but not limited to: our significant indebtedness, our ability to incur substantially more debt in the future, and covenants in the agreements governing our current indebtedness that may reduce our operating and financial flexibility; declines in Adjusted EBITDA relative to historical levels that we are unable to offset; economic uncertainty, volatility in financial markets, and rising interest rates could limit our ability to access capital or increase the cost of capital needed to fund business operations, including our fiber expansion plans; our ability to successfully implement strategic initiatives, including our fiber buildout and other initiatives to enhance revenue and realize productivity improvements; our ability to secure necessary construction resources, materials and permits for our fiber buildout initiative in a timely and cost-effective manner; inflationary pressures on costs, including tightening labor markets and increased fuel and electricity costs, and potential disruptions in our supply chain resulting from the global microchip shortage or otherwise, which could adversely impact our financial condition or results of operations and hinder our fiber expansion plans; our ability to effectively manage our operations, operating expenses, capital expenditures, debt service requirements and cash paid for income taxes and liquidity; the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions; competition from cable, wireless and wireline carriers, satellite, fiber “overbuilders” and over the top companies, and the risk that we will not respond on a timely or profitable basis; our ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on our capital expenditures, products and service offerings; our ability to retain or attract new customers and to maintain relationships with existing customers, including wholesale customers; our reliance on a limited number of key supplies and vendors; declines in revenue from our voice services, switched and nonswitched access and video and data services that we cannot stabilize or offset with increases in revenue from other products and services; our ability to secure, continue to use or renew intellectual property and other licenses used in our business; our ability to hire or retain key personnel; our ability to dispose of certain assets or asset groups or to make acquisition of certain assets on terms that are attractive to us, or at all; the effects of changes in the availability of federal and state universal service funding or other subsidies to us and our competitors and our ability to obtain future subsidies; our ability to comply with the applicable CAF II and RDOF requirements and the risk of penalties or obligations to return certain CAF II and RDOF funds; our ability to defend against litigation or government investigations and potentially unfavorable results from current pending and future litigation or investigations; our ability to comply with applicable federal and state consumer protection requirements; the effects of governmental legislation and regulation on our business, including costs, disruptions, possible limitations on operating flexibility and changes to the competitive landscape resulting from such legislation or regulation; the impact of regulatory, investigative and legal proceedings and legal compliance risks; our ability to effectively manage service quality in the states in which we operate and meet mandated service quality metrics or regulatory requirements; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments, including the risk that such changes may benefit our competitors more than us, as well as potential future decreases in the value of our deferred tax assets; the effects of changes in accounting policies or practices; our ability to successfully renegotiate union contracts; the effects of increased medical expenses and pension and postemployment expenses; changes in pension plan assumptions, interest rates, discount rates, regulatory rules and/or the value of our pension plan assets; the impact of adverse changes in economic, political and market conditions in the areas that we serve, the U.S. and globally, including but not limited to, disruption in our supply chain, inflation in pricing for key materials or labor, or other adverse changes resulting from epidemics, pandemics and outbreaks of contagious diseases, including the COVID-19 pandemic, natural disasters, economic or political instability, terrorist attacks and wars, including the ongoing war in Ukraine, or other adverse widespread developments; potential adverse impacts of climate change and increasingly stringent environmental laws, rules and regulations, and customer expectations and other environmental liabilities; market overhang due to substantial common stock holdings by our former creditors; certain provisions of Delaware law and our certificate of incorporation that may prevent efforts by our stockholders to change the direction or management of our company; and certain other factors set forth in our other filings with the SEC.  This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive.  You should consider these important factors, as well as the risks and other factors contained in Frontier’s filings with the SEC, including our most recent reports on Form 10-K and Form 10-Q.  These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements.  We do not intend, nor do we undertake any duty, to update any forward-looking statements.

Frontier Communications Parent, Inc.
Unaudited Financial Data
	For the three months ended	For the three months ended	For the three months ended
($ in millions and shares in thousands, except per share amounts)	September 30, 2023	June 30, 2023	September 30, 2022

Statements of Income Data
Revenue	$1,436	$1,449	$1,444

Operating expenses:
Cost of service	545	528	544
Selling, general, and administrative expenses	405	428	431
Depreciation and amortization	356	354	296
Restructuring costs and other charges	16	24	4
Total operating expenses	1,322	1,334	1,275

Operating income	114	115	169

Investment and other income, net	67	32	211
Pension settlement costs	-	-	(50)
Interest expense	(170)	(149)	(135)

Income (loss) before income taxes	11	(2)	195
Income tax expense	-	-	75

Net income (loss)	$11	$(2)	$120

Weighted average shares outstanding - basic	245,761	245,474	244,984
Weighted average shares outstanding - diluted	247,447	245,474	245,212

Basic net (loss) earnings per common share	$0.05	$(0.01)	$0.49
Diluted net (loss) earnings per common share	$0.05	$(0.01)	$0.49

Other Financial Data:
Capital expenditures	$671	$1,057	$772

Frontier Communications Parent, Inc.
Unaudited Financial Data
	For the nine months ended	For the nine months ended
($ in millions and shares in thousands, except per share amounts)	September 30, 2023	September 30, 2022

Statements of Income Data
Revenue	$4,325	$4,350

Operating expenses:
Cost of service	1,615	1,643
Selling, general, and administrative expenses	1,250	1,293
Depreciation and amortization	1,040	870
Restructuring costs and other charges	48	88
Total operating expenses	3,953	3,894

Operating income	372	456

Investment and other income, net	101	410
Pension settlement costs	-	(50)
Interest expense	(460)	(356)

Income before income taxes	13	460
Income tax expense	1	174
Net income	$12	$286

Weighted average shares outstanding - basic	245,431	244,711
Weighted average shares outstanding - diluted	247,336	245,080

Basic net earnings per common share	$0.05	$1.17
Diluted net earnings per common share	$0.05	$1.17

Other Financial Data:
Capital expenditures	$2,882	$1,860

Frontier Communications Parent, Inc.
Unaudited Financial Data
	For the quarter ended
($ in millions)	September 30, 2023	June 30, 2023	September 30, 2022

Selected Statement of Income Data
Revenue:
Data and Internet services	$895	$880	$848
Voice services	341	347	369
Video services	104	112	127
Other	81	89	82
Revenue from contracts with customers	1,421	1,428	1,426
Subsidy and other revenue	15	21	18
Total revenue	$1,436	$1,449	$1,444

Other Financial Data
Revenue:
Consumer	$787	$775	$785
Business and wholesale	634	653	641
Revenue from contracts with customers	$1,421	$1,428	$1,426

Fiber	$760	$746	$691
Copper	661	682	735
Revenue from contracts with customers	$1,421	$1,428	$1,426

	For the nine months ended	For the nine months ended
($ in millions)	September 30, 2023	September 30, 2022

Selected Statement of Income Data
Revenue:
Data and Internet services	$2,637	$2,531
Voice services	1,044	1,136
Video services	333	398
Other	253	245
Revenue from contracts with customers	4,267	4,310
Subsidy and other revenue	58	40
Total revenue	$4,325	$4,350

Other Financial Data
Revenue:
Consumer	$2,323	$2,352
Business and wholesale	1,944	1,958
Revenue from contracts with customers	$4,267	$4,310

Fiber	$2,235	$2,048
Copper	2,032	2,262
Revenue from contracts with customers	$4,267	$4,310

Frontier Communications Parent, Inc.
Unaudited Operating Data
	As of and for the three months ended			For the nine months ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022

Consumer customer metrics
Customers (in thousands)	3,118	3,127	3,142	3,118	3,142
Net customer additions (losses)	(9)	(13)	(17)	(15)	(23)
Average monthly consumer revenue per customer	$83.99	$82.48	$83.05	$82.49	$82.68
Customer monthly churn	1.70%	1.53%	1.76%	1.55%	1.55%

Broadband customer metrics (1)
Broadband customers (in thousands)	2,881	2,865	2,831	2,881	2,831
Net customer additions	16	2	4	42	32

Employees	13,756	14,099	14,746	13,756	14,746

(1) Amounts presented exclude related metrics for our wholesale customers.

Frontier Communications Parent, Inc.
Condensed Consolidated Balance Sheet Data
($ in millions)	(Unaudited) September 30, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$948	$322
Short-term investments	1,275	1,750
Accounts receivable, net	449	438
Other current assets	126	87
Total current assets	2,798	2,597

Property, plant and equipment, net	13,621	11,850
Other assets	4,090	4,177
Total assets	$20,509	$18,624

LIABILITIES AND EQUITY
Current liabilities:
Long-term debt due within one year	$15	$15
Accounts payable and other current liabilities	2,036	2,280
Total current liabilities	2,051	2,295

Deferred income taxes and other liabilities	1,960	2,085
Long-term debt	11,258	9,110
Equity	5,240	5,134
Total liabilities and equity	$20,509	$18,624

As of September 30, 2023
Leverage Ratio
Numerator:
Long-term debt due within one year	$15
Long-term debt	11,258
Total debt	$11,273
Less: Cash and cash equivalents	(948)
Short-term investments	(1,275)
Net debt	$9,050

Denominator:
Adjusted EBITDA - last 4 quarters	$2,106

Net Leverage Ratio	4.3%

Frontier Communications Parent, Inc.
Unaudited Consolidated Cash Flow Data
	For the three months ended	For the three months ended
	September 30, 2023	September 30, 2022
($ in millions)

Cash flows provided from (used by) operating activities:
Net income	$11	$120
Adjustments to reconcile net loss to net cash provided from (used by) operating activities:
Depreciation and amortization	356	296
Pension settlement costs	-	50
Stock-based compensation	30	19
Amortization of premium	(6)	(7)
Bad debt expense	8	5
Other adjustments	7	-
Deferred income taxes	(1)	74
Change in accounts receivable	(26)	(8)
Change in long-term pension and other postretirement liabilities	(98)	(285)
Change in accounts payable and other liabilities	113	17
Change in prepaid expenses, income taxes, and other assets	(11)	3
Net cash provided from operating activities	383	284

Cash flows provided from (used by) investing activities:
Capital expenditures	(671)	(772)
Purchases of short-term investments (1)	(1,275)	(625)
Sale of short-term investments (1)	575	600
Purchases of long-term investments	(63)	-
Proceeds from sale of asset	14	3
Other	1	1
Net cash used by investing activities	(1,419)	(793)

Cash flows provided from (used by) financing activities:
Long-term debt payments	(56)	(4)
Proceeds from long-term debt borrowings	1,528	-
Premium paid to retire debt	(10)	-
Financing costs paid	(43)	-
Finance lease obligation payments	(6)	(5)
Proceeds from sale and lease-back transactions	21	70
Taxes paid on behalf of employees for shares withheld	(2)	-
Other	(4)	-
Net cash provided from (used by) financing activities	1,428	61

Increase (Decrease) in cash, cash equivalents, and restricted cash	392	(448)
Cash, cash equivalents, and restricted cash at the beginning of the period	662	708

Cash, cash equivalents, and restricted cash at the end of the period	$1,054	$260

Supplemental cash flow information:
Cash paid during the period for:
Interest	$135	$88
Income tax payments, net	$-	$(2)

(1) Amounts represent cash movement to/from short-term investments. Given the long-term nature of the fiber build, we have invested cash in short-term investments to improve interest income while preserving funding flexibility.

Frontier Communications Parent, Inc.
Unaudited Consolidated Cash Flow Data
	For the nine months ended	For the nine months ended
	September 30, 2023	September 30, 2022
($ in millions)

Cash flows provided from (used by) operating activities:
Net income	$12	$286
Adjustments to reconcile net loss to net cash provided from
(used by) operating activities:
Depreciation and amortization	1,040	870
Pension settlement costs	-	50
Stock-based compensation	81	54
Amortization of (premium) discount	(21)	(21)
Lease impairment	-	44
Bad debt expense	24	19
Other adjustments	9	1
Deferred income taxes	(1)	167
Change in accounts receivable	(35)	16
Change in long-term pension and other postretirement liabilities	(149)	(527)
Change in accounts payable and other liabilities	101	94
Change in prepaid expenses, income taxes, and other assets	(13)	(12)
Net cash provided from operating activities	1,048	1,041

Cash flows provided from (used by) investing activities:
Capital expenditures	(2,882)	(1,860)
Purchases of short-term investments (1)	(1,850)	(3,225)
Sale of short-term investments (1)	2,325	900
Purchases of long-term investments	(63)	-
Proceeds on sale of assets	18	4
Other	1	3
Net cash used by investing activities	(2,451)	(4,178)

Cash flows provided from (used by) financing activities:
Long-term debt payments	(64)	(11)
Proceeds from long-term debt borrowings	2,278	1,200
Premium paid to retire debt	(10)	-
Financing costs paid	(56)	(17)
Finance lease obligation payments	(18)	(15)
Proceeds from sale and lease-back transactions	21	70
Taxes paid on behalf of employees for shares withheld	(9)	(7)
Other	(7)	(1)
Net cash provided from financing activities	2,135	1,219

Increase (Decrease) in cash, cash equivalents, and restricted cash	732	(1,918)
Cash, cash equivalents, and restricted cash at the beginning of the period	322	2,178

Cash, cash equivalents, and restricted cash at the end of the period	$1,054	$260

Supplemental cash flow information:
Cash paid during the period for:
Interest	$449	$286
Income tax payments, net	$1	$7

(1) Amounts represent cash movement to/from short-term investments. Given the long-term nature of the fiber build, we have invested cash in short-term investments to improve interest income while preserving funding flexibility.

SCHEDULE A
Frontier Communications Parent, Inc.
Unaudited Financial Data
Reconciliation of Non-GAAP Financial Measures

	For the three months ended			For the nine months ended
($ in millions)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022

Net income (loss)	$11	$(2)	$120	$12	$286
Add back (subtract):
Income tax expense	-	-	75	1	174
Interest expense	170	149	135	460	356
Investment and other income, net	(67)	(32)	(211)	(101)	(410)
Pension settlement costs	-	-	50	-	50
Operating income	114	115	169	372	456
Depreciation and amortization	356	354	296	1,040	870
EBITDA	$470	$469	$465	$1,412	$1,326

Add back:
Pension/OPEB expense	$9	$11	$13	$31	$50
Restructuring costs and other charges (1)	16	24	4	48	88
Rebranding costs	-	-	7	-	26
Stock-based compensation	30	27	19	81	54
Storm-related costs	1	2	-	6	-
Legal settlements	-	-	-	-	8
Adjusted EBITDA	$526	$533	$508	$1,578	$1,552

EBITDA margin	32.7%	32.4%	32.2%	32.6%	30.5%
Adjusted EBITDA margin	36.6%	36.8%	35.2%	36.5%	35.7%

Free Cash Flow
Net cash provided from operating activities	$383	$276	$284	$1,048	$1,041
Capital expenditures	(671)	(1,057)	(772)	(2,882)	(1,860)
Operating free cash flow	$(288)	$(781)	$(488)	$(1,834)	$(819)

(1) Includes $44 million of lease impairment charges for the nine months ended September 30, 2022.

SCHEDULE B
Frontier Communications Parent, Inc.
Unaudited Consolidated Financial Data
Reconciliation of Non-GAAP Financial Measures

	For the three months ended			For the nine months ended
($ in millions)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Adjusted Operating Expenses

Total operating expenses	$1,322	$1,334	$1,275	$3,953	$3,894

Subtract:
Depreciation and amortization	356	354	296	1,040	870
Pension/OPEB expense	9	11	13	31	50
Restructuring costs and other charges (1)	16	24	4	48	88
Rebranding costs	-	-	7	-	26
Stock-based compensation	30	27	19	81	54
Storm-related costs	1	2	-	6	-
Legal settlements	-	-	-	-	8
Adjusted operating expenses	$910	$916	$936	$2,747	$2,798

(1) Includes $44 million of lease impairment charges for the nine months ended September 30, 2022.

SCHEDULE C
Frontier Communications Parent, Inc.
Selected Financial and Operating Data
(Unaudited)
		As of or for the quarter ended			For the nine months ended
		September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022

Broadband Revenue ($ in millions)
Total Company	Fiber	$377	$356	$312	$1,067	$900
	Copper	169	173	195	515	587
	Total	$546	$529	$507	$1,582	$1,487

Estimated Fiber Passings (in millions)
Base Fiber Passings		3.2	3.2	3.2
Total Fiber Passings		6.2	5.8	4.8

Estimated Broadband Fiber % Penetration
Base Fiber Penetration		43.9%	43.4%	42.9%
Total Fiber Penetration		31.2%	31.6%	33.6%

Broadband Customers, end of period (in thousands)
Consumer	Fiber	1,797	1,722	1,502
	Copper	870	928	1,105
	Total	2,667	2,650	2,607

Business (1)	Fiber	117	113	104
	Copper	97	102	120
	Total	214	215	224

Broadband Net Adds (in thousands)
Consumer	Fiber	75	63	64
	Copper	(58)	(59)	(58)
	Total	17	4	6

Business (1)	Fiber	4	3	2
	Copper	(5)	(5)	(4)
	Total	(1)	(2)	(2)

Broadband Churn
Consumer	Fiber	1.47%	1.41%	1.60%	1.36%	1.41%
	Copper	2.18%	1.84%	2.02%	1.91%	1.76%
	Total	1.72%	1.57%	1.79%	1.56%	1.57%

Business (1)	Fiber	1.26%	1.31%	1.36%	1.34%	1.29%
	Copper	1.84%	1.83%	1.82%	1.89%	1.68%
	Total	1.53%	1.56%	1.61%	1.61%	1.51%
Broadband ARPU
Consumer	Fiber	$64.49	$63.12	$62.97	$63.10	$62.84
	Copper	54.62	51.90	49.65	51.81	47.93
	Total	$61.15	$59.06	$57.17	$58.99	$56.04

Business (1)	Fiber	$101.36	$102.89	$107.28	$102.84	$106.84
	Copper	66.87	68.20	65.26	67.38	64.41
	Total	$85.33	$85.57	$84.49	$85.61	$83.16

Reconciliation: Broadband ARPU
Consumer Fiber Broadband ARPU		$64.49	$63.12	$62.97	$63.10	$62.84
Gift card impact		0.16	1.34	1.66	1.06	1.38
Adjusted Consumer Fiber Broadband ARPU		$64.65	$64.46	$64.63	$64.16	$64.22

(1) Business customers include our small, medium business and larger enterprise (SME) customers. Wholesale customers are excluded.